Exhibit 23.1







August 10, 2001




Consent of Independent Accountants




         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of WaveRider Communications Inc. of our report dated February 16, 2001 relating to the consolidated financial statements, which appears in WaveRider Communications Inc.'s Annual Report on Form 10-K for 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PricewaterhouseCooper LLP


Chartered Accountants







PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of th worldwide PricewaterhouseCoopers organization.